FOR IMMEDIATE RELEASE

Ciena Reports Fiscal Second Quarter 2025 Financial Results

HANOVER, Md. - June 5, 2025 - Ciena® Corporation (NYSE: CIEN), a networking systems, services and software company, today announced unaudited financial results for its fiscal second quarter ended May 3, 2025.

•Q2 Revenue: $1.13 billion

•Q2 Net Income per Share: $0.06 GAAP; $0.42 adjusted (non-GAAP)

•Share Repurchases: Repurchased approximately 1.2 million shares of common stock for an aggregate price of $84.3 million during the quarter

"Our strong fiscal second quarter results demonstrate our continued global leadership in high-speed connectivity with growing momentum across all of our business segments,” said Gary Smith, president and CEO, Ciena. “With accelerating demand driven by cloud and AI, our performance is validating the durability of a positive network infrastructure spending environment. As a result, we have strong visibility and are very confident in both our continued growth and our ability to drive additional operating leverage over time."

For the fiscal second quarter 2025, Ciena reported revenue of $1.13 billion as compared to $910.8 million for the fiscal second quarter 2024.

Ciena's GAAP net income for the fiscal second quarter 2025 was $9.0 million, or $0.06 per diluted common share, which compares to a GAAP net loss of $(16.8) million, or $(0.12) per diluted common share, for the fiscal second quarter 2024.

Ciena's adjusted (non-GAAP) net income for the fiscal second quarter 2025 was $60.7 million, or $0.42 per diluted common share, which compares to an adjusted (non-GAAP) net income of $39.4 million, or $0.27 per diluted common share, for the fiscal second quarter 2024.

Fiscal Second Quarter 2025 Performance Summary
The tables below (in millions, except percentage data) provide comparisons of certain quarterly results to the prior year. Appendices A and B set forth reconciliations between the GAAP and adjusted (non-GAAP) measures contained in this release.

	GAAP Results (unaudited)
	Q2	Q2	Period Change
	FY 2025	FY 2024	Y-T-Y*
Revenue	$1,125.9	$910.8	23.6%
Gross margin	40.2%	42.7%	(2.5)%
Operating expense	$420.0	$392.6	7.0%
Operating margin	2.9%	(0.4)%	3.3%

	Non-GAAP Results (unaudited)
	Q2	Q2	Period Change
	FY 2025	FY 2024	Y-T-Y*
Revenue	$1,125.9	$910.8	23.6%
Adj. gross margin	41.0%	43.5%	(2.5)%
Adj. operating expense	$369.5	$333.9	10.7%
Adj. operating margin	8.2%	6.8%	1.4%
Adj. EBITDA	$116.7	$85.8	36.0%
* Denotes % change, or in the case of margin, absolute change

	Revenue by Segment (unaudited)
	Q2 FY 2025		Q2 FY 2024
	Revenue	%**	Revenue	%**
Networking Platforms
Optical Networking	$773.6	68.7	$560.2	61.5
Routing and Switching	92.7	8.2	116.1	12.7
Total Networking Platforms	866.3	76.9	676.3	74.2

Platform Software and Services	85.4	7.5	85.4	9.4

Blue Planet Automation Software and Services	28.0	2.5	14.4	1.6

Global Services
Maintenance Support and Training	79.4	7.1	77.4	8.5
Installation and Deployment	58.2	5.2	43.8	4.8
Consulting and Network Design	8.6	0.8	13.5	1.5
Total Global Services	146.2	13.1	134.7	14.8

Total	$1,125.9	100.0	$910.8	100.0
** Denotes % of total revenue

Additional Performance Metrics for Fiscal Second Quarter 2025

	Revenue by Geographic Region (unaudited)
	Q2 FY 2025		Q2 FY 2024
	Revenue	% **	Revenue	% **
Americas	$833.8	74.1	$662.9	72.8
Europe, Middle East and Africa	191.6	17.0	155.8	17.1
Asia Pacific	100.5	8.9	92.1	10.1
Total	$1,125.9	100.0	$910.8	100.0

** Denotes % of total revenue
•Two customer represented 10%-plus of revenue combining for a total of 23.9% of revenue
•Cash and investments totaled $1.35 billion
•Cash flow from operations totaled $156.9 million
•Average days' sales outstanding (DSOs) were 87
•Accounts receivable, net balance was $929.8 million
•Unbilled contract asset, net balance was $151.8 million
•Inventories totaled $874.3 million, including:
◦Raw materials: $647.0 million
◦Work in process: $35.3 million
◦Finished goods: $273.4 million
◦Deferred cost of sales: $36.6 million
◦Reserve for excess and obsolescence: $(118.0) million
•Product inventory turns were 2.5
•Headcount totaled 8,819

Supplemental Materials and Live Web Broadcast of Unaudited Fiscal Second Quarter 2025 Results
Today, Thursday, June 5, 2025, in conjunction with this announcement, Ciena has posted to the Quarterly Results page of the Investor Relations section of its website certain related supporting materials for its unaudited fiscal second quarter 2025 results.

Ciena's management will also host a discussion today with investors and financial analysts that will include the Company's outlook. The live audio web broadcast beginning at 8:30 a.m. Eastern will be accessible via www.ciena.com. An archived replay of the live broadcast will be available shortly following its conclusion on the Investor Relations page of Ciena's website.

Notes to Investors

Forward-Looking Statements. You are encouraged to review the Investors section of our website, where we routinely post press releases, Securities and Exchange Commission ("SEC") filings, recent news, financial results, supplemental financial information, and other announcements. From time to time we exclusively post material information to this website along with other disclosure channels that we use. This press release contains certain forward-looking statements that involve risks and uncertainties. These statements are based on current expectations, forecasts, assumptions and other information available to the Company as of the date hereof. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include: "Our strong fiscal second quarter results demonstrate our continued global leadership in high-speed connectivity with growing momentum across all of our business segments. With accelerating demand driven by cloud and AI, our performance is validating the durability of a positive network infrastructure spending environment. As a result, we have strong visibility and are very confident in both our continued growth and our ability to drive additional operating leverage over time."

Ciena's actual results, performance or events may differ materially from these forward-looking statements made or implied due to a number of risks and uncertainties relating to Ciena's business, including: the effect of broader economic and market conditions on our customers, their spending and their businesses and markets; our ability to execute our business and growth strategies; the impact of macroeconomic conditions and global supply chain constraints or disruptions including increased supply costs and lead times; the impact of the introduction of new technologies by us or our competitors; seasonality and the timing and size of customer orders, their delivery dates and our ability to recognize revenue relating to such sales; the level of competitive pressure we encounter; the product, customer and geographic mix of sales within the period; changes in foreign currency exchange rates; factors beyond our control such as natural disasters, climate change, acts of war or terrorism, geopolitical tensions or events, including but not limited to the ongoing conflicts between Ukraine and Russia, and Israel and Hamas, and public health emergencies or epidemics and pandemics; changes in tax or trade regulations, including the imposition of tariffs, duties or efforts to withdraw from or materially modify international trade agreements; cyberattacks, data breaches or other security incidents involving our enterprise network environment or our products; regulatory changes, litigation involving our intellectual property or government investigations; and the other risk factors disclosed in Ciena’s periodic reports filed with the Securities and Exchange Commission (SEC) including its Annual Report on Form 10-K filed with the SEC on December 20, 2024 and included in its Quarterly Report on Form 10-Q for the second quarter of fiscal 2025 to be filed with the SEC. Ciena assumes no obligation to update any forward-looking information included in this press release.

Non-GAAP Presentation of Quarterly and Annual Results. This release includes non-GAAP measures of Ciena's gross profit, operating expense, income from operations, earnings before interest, tax, depreciation and amortization (EBITDA), Adjusted EBITDA, and measures of net income and net income per share. In evaluating the operating performance of Ciena's business, management excludes certain charges and credits that are required by GAAP. These items share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of Ciena's control. Management believes that the non-GAAP measures below provide management and investors useful information and meaningful insight to the operating performance of the business. The presentation of these non-GAAP financial measures should be considered in addition to Ciena's GAAP results and these measures are not intended to be a substitute for the financial information prepared and presented in accordance with GAAP. Ciena's non-GAAP measures and the related adjustments may differ from non-GAAP measures used by other companies and should only be used to evaluate Ciena's results of operations in conjunction with our corresponding GAAP results. To the extent not previously disclosed in a prior Ciena financial results press release, Appendices A and B to this press release set forth a complete GAAP to non-GAAP reconciliation of the non-GAAP measures contained in this release.

About Ciena. Ciena (NYSE: CIEN) is a global leader in networking systems, services, and software. We build the most adaptive networks in the industry, enabling customers to anticipate and meet ever-increasing digital demands. For three-plus decades, Ciena has brought our humanity to our relentless pursuit of innovation. Prioritizing collaborative relationships with our customers, partners, and communities, we create flexible, open, and sustainable networks that better serve all users—today and into the future. For updates on Ciena, follow us on LinkedIn, X, the Ciena Insights blog, or visit www.ciena.com.

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Quarter Ended		Six Months Ended
	May 3,	April 27,	May 3,	April 27,
	2025	2024	2025	2024
Revenue:
Products	$898,581	$701,316	$1,753,366	$1,537,093
Services	227,297	209,510	444,772	411,442
Total revenue	1,125,878	910,826	2,198,138	1,948,535
Cost of goods sold:
Products	549,984	415,732	1,040,788	882,204
Services	123,056	106,433	232,691	210,708
Total cost of goods sold	673,040	522,165	1,273,479	1,092,912
Gross profit	452,838	388,661	924,659	855,623
Operating expenses:
Research and development	214,868	195,380	407,531	382,649
Selling and marketing	139,683	124,071	276,187	252,229
General and administrative	56,952	49,573	110,854	104,256
Significant asset impairments and restructuring costs	1,948	15,655	3,492	20,626
Amortization of intangible assets	6,545	7,947	13,090	15,199
Total operating expenses	419,996	392,626	811,154	774,959
Income (loss) from operations	32,842	(3,965)	113,505	80,664
Interest and other income, net	7,871	11,797	19,449	22,447
Interest expense	(21,697)	(23,861)	(44,615)	(47,637)
Loss on extinguishment and modification of debt	—	—	(729)	—
Income (loss) before income taxes	19,016	(16,029)	87,610	55,474
Provision for income taxes	10,047	820	34,069	22,776
Net income (loss)	$8,969	$(16,849)	$53,541	$32,698

Net Income (Loss) per Common Share
Basic net income (loss) per common share	$0.06	$(0.12)	$0.38	$0.23
Diluted net income (loss) per potential common share	$0.06	$(0.12)	$0.37	$0.22

Weighted average basic common shares outstanding	142,503	144,914	142,704	145,104
Weighted average dilutive potential common shares outstanding[1]	144,972	144,914	145,470	146,059

1 Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income (loss) per potential common share includes the following number of shares underlying certain stock option and stock unit awards: (i) 2.5 million and 2.8 million for the second quarter and first six months of fiscal 2025, respectively; and (ii) 1.0 million for the first six months of fiscal 2024.

CIENA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	May 3, 2025	November 2, 2024
ASSETS
Current assets:
Cash and cash equivalents	$949,771	$934,863
Short-term investments	304,177	316,343
Accounts receivable, net	929,799	908,597
Inventories, net	874,326	820,430
Prepaid expenses and other	506,252	564,183
Total current assets	3,564,325	3,544,416
Long-term investments	92,121	80,920
Equipment, building, furniture and fixtures, net	349,349	337,722
Operating lease right-of-use assets	38,655	27,417
Goodwill	444,805	444,707
Other intangible assets, net	147,459	165,020
Deferred tax asset, net	863,571	886,441
Other long-term assets	159,081	154,694
Total assets	$5,659,366	$5,641,337
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$419,077	$423,401
Accrued liabilities and other short-term obligations	381,398	393,905
Deferred revenue	221,835	156,379
Operating lease liabilities	13,170	14,455
Current portion of long-term debt	11,580	11,700
Total current liabilities	1,047,060	999,840
Long-term deferred revenue	83,239	81,240
Other long-term obligations	188,809	185,938
Long-term operating lease liabilities	35,103	25,107
Long-term debt, net	1,528,776	1,533,074
Total liabilities	2,882,987	2,825,199
Stockholders’ equity:
Preferred stock – par value $0.01; 20,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock – par value $0.01; 290,000,000 shares authorized; 141,686,082 and 142,656,116 shares issued and outstanding	1,417	1,427
Additional paid-in capital	6,054,464	6,154,869
Accumulated other comprehensive loss	(39,596)	(46,711)
Accumulated deficit	(3,239,906)	(3,293,447)
Total stockholders’ equity	2,776,379	2,816,138
Total liabilities and stockholders’ equity	$5,659,366	$5,641,337

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended
	May 3,	April 27,
	2025	2024
Cash flows provided by operating activities:
Net income	$53,541	$32,698
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	49,771	46,016
Share-based compensation expense	88,767	78,075
Amortization of intangible assets	17,555	20,726
Deferred taxes	(10,470)	(8,946)
Provision for inventory excess and obsolescence	23,431	23,152
Provision for warranty	10,714	8,629
Other	(6,355)	11,509
Changes in assets and liabilities:
Accounts receivable	(20,857)	155,107
Inventories	(76,904)	5,346
Prepaid expenses and other	84,144	(37,441)
Operating lease right-of-use assets	5,580	6,111
Accounts payable, accruals and other obligations	(16,755)	(56,064)
Deferred revenue	66,493	48,641
Short and long-term operating lease liabilities	(7,986)	(9,010)
Net cash provided by operating activities	260,669	324,549
Cash flows used in investing activities:
Payments for equipment, furniture, fixtures and intellectual property	(55,622)	(33,500)
Purchases of investments	(159,102)	(171,131)
Proceeds from sales and maturities of investments	164,837	83,013
Settlement of foreign currency forward contracts, net	2,441	(828)
Purchase of equity investments	—	(16,256)
Net cash used in investing activities	(47,446)	(138,702)
Cash flows used in financing activities:
Proceeds for modification of debt, net	19,175	—
Cash paid for extinguishment of debt	(19,175)	—
Payment of long term debt	(5,790)	(2,925)
Payment of debt issuance costs	(12)	(2,554)
Payment of finance lease obligations	(2,110)	(1,989)
Shares repurchased for tax withholdings on vesting of stock unit awards	(42,266)	(22,428)
Repurchases of common stock - repurchase program, net	(168,197)	(94,817)
Proceeds from issuance of common stock	17,132	16,876
Net cash used in financing activities	(201,243)	(107,837)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	2,937	2,659
Net increase in cash, cash equivalents and restricted cash	14,917	80,669
Cash, cash equivalents and restricted cash at beginning of period	935,026	1,010,786
Cash, cash equivalents and restricted cash at end of period	$949,943	$1,091,455
Supplemental disclosure of cash flow information
Cash paid during the period for interest, net	$43,200	$45,782
Cash paid during the period for income taxes, net	$55,466	$29,193
Operating lease payments	$8,812	$9,964
Non-cash investing and financing activities
Purchase of equipment in accounts payable	$12,545	$6,365
Repurchase of common stock in accrued liabilities from repurchase program, net	$2,023	$3,859
Operating right-of-use assets subject to lease liability	$16,351	$3,639

APPENDIX A - Reconciliation of Adjusted (Non- GAAP) Measurements
(in thousands, except per share data) (unaudited)

	Quarter Ended
	May 3,	April 27,
	2025	2024
Gross Profit Reconciliation (GAAP/non-GAAP)
GAAP gross profit	$452,838	$388,661
Share-based compensation-products	2,033	1,760
Share-based compensation-services	3,980	3,344
Amortization of intangible assets	2,232	2,763
Total adjustments related to gross profit	8,245	7,867
Adjusted (non-GAAP) gross profit	$461,083	$396,528
Adjusted (non-GAAP) gross profit percentage	41.0%	43.5%

Operating Expense Reconciliation (GAAP/non-GAAP)
GAAP operating expense	$419,996	$392,626
Share-based compensation-research and development	17,021	14,066
Share-based compensation-sales and marketing	13,649	11,166
Share-based compensation-general and administrative	11,341	9,875
Significant asset impairments and restructuring costs	1,948	15,655
Amortization of intangible assets	6,545	7,947
Total adjustments related to operating expense	50,504	58,709
Adjusted (non-GAAP) operating expense	$369,492	$333,917

Income (Loss) from Operations Reconciliation (GAAP/non-GAAP)
GAAP income (loss) from operations	$32,842	$(3,965)
Total adjustments related to gross profit	8,245	7,867
Total adjustments related to operating expense	50,504	58,709
Total adjustments related to income (loss) from operations	58,749	66,576
Adjusted (non-GAAP) income from operations	$91,591	$62,611
Adjusted (non-GAAP) operating margin percentage	8.2%	6.8%

Net Income (Loss) Reconciliation (GAAP/non-GAAP)
GAAP net income (loss)	$8,969	$(16,849)
Exclude GAAP provision for income taxes	10,047	820
Income (loss) before income taxes	19,016	(16,029)
Total adjustments related to income (loss) from operations	58,749	66,576
Adjusted income before income taxes	77,765	50,547
Non-GAAP tax provision on adjusted income before income taxes	17,108	11,120
Adjusted (non-GAAP) net income	$60,657	$39,427

Weighted average basic common shares outstanding	142,503	144,914
Weighted average dilutive potential common shares outstanding [1]	144,972	146,268

Net Income (Loss) per Common Share
GAAP diluted net income (loss) per potential common share	$0.06	$(0.12)
Adjusted (non-GAAP) diluted net income per potential common share	$0.42	$0.27

1 Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per potential common share includes the following number of shares underlying certain stock option and stock unit awards: (i) 2.5 million for the second quarter of fiscal 2025; and (ii) 1.4 million for the second quarter of fiscal 2024.

APPENDIX B - Calculation of EBITDA and Adjusted EBITDA
(in thousands) (unaudited)

	Quarter Ended
	May 3,	April 27,
	2025	2024
Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA)
Net income (loss) (GAAP)	$8,969	$(16,849)
Add: Interest expense	21,697	23,861
Less: Interest and other income, net	7,871	11,797
Add: Provision for income taxes	10,047	820
Add: Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	25,092	23,208
Add: Amortization of intangible assets	8,777	10,710
EBITDA	$66,711	$29,953
Add: Share-based compensation expense	48,024	40,211
Add: Significant asset impairments and restructuring costs	1,948	15,655
Adjusted EBITDA	$116,683	$85,819
* * *
The adjusted (non-GAAP) measures above and their reconciliation to Ciena's GAAP results for the periods presented reflect adjustments relating to the following items:
•Share-based compensation - a non-cash expense incurred in accordance with share-based compensation accounting guidance.
•Significant asset impairments and restructuring costs - costs incurred as a result of restructuring activities taken to align resources with perceived market opportunities, the redesign of business processes and restructuring certain real estate facilities.
•Amortization of intangible assets - a non-cash expense arising from the acquisition of intangible assets, principally developed technologies and customer-related intangibles, that Ciena is required to amortize over an expected useful life.
•Non-GAAP tax provision - consists of current and deferred income tax expense commensurate with the level of adjusted income before income taxes and utilizes a current, blended U.S. and foreign statutory annual tax rate of 22.0% for both the second quarter of fiscal 2025 and fiscal 2024. This rate may be subject to change in the future, including as a result of changes in tax policy or tax strategy.